                                                                    EXHIBIT 23.6



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



The Board of Directors


EEX Corporation


2500 CityWest Blvd., Suite 1400


Houston, TX 77042



     We hereby consent to the use in Amendment No. 3 to Registration Statement No. 333-91014 of Newfield Exploration Company ("Newfield") on Form S-4 (the "Registration Statement") and in the Proxy Statement/Prospectus of EEX Corporation ("EEX"), which is part of the Registration Statement, of our opinion dated May 29, 2002 appearing as Annex C to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary," "THE MERGER -- Background of the Merger," "THE MERGER -- EEX's Reasons for the Merger; Recommendation of the EEX Board of Directors" and "THE MERGER -- Opinions of Financial Advisors to EEX." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                        MORGAN STANLEY & CO. INCORPORATED



                                        By:    /s/ SHANNON E. YOUNG, III

                                           -------------------------------------

                                                   Shannon E. Young, III


                                                     Managing Director



New York, NY


September 27, 2002